Exhibit 4.22

31
Recorded 12/~~28~~/2012 10:13
Doc: ASGN Rcpt#: 294459
Grant Walraven, C.S.C.
GORDON County, Ga
DEED Bk: 1805 Pgs: 353-357

---Space Above This Line for Recorder's Use---

Cross Reference:

Deed Book 1805, Page 332,
in the Office of the Clerk of the
Superior Court of Gordon County,
Georgia

AFTER RECORDING RETURN TO:

METROPOLITAN TITLE AGENCY, INC.
1820 The Exchange, Suite 550
Atlanta, Georgia 30339
Phone: 770-933-0073
FAX: 770-933-0233

Assessor's Parcel No.: C13-018A and C13 019

# ABSOLUTE ASSIGNMENT OF DEED TO SECURE DEBT AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS

**MASLAND CARPETS, LLC**, a Georgia limited liability company (**"Assignor"**), in consideration of the cancellation and delivery to Assignor of (i) Assignor's Promissory Note, dated November 2, 2012, payable to Lineage PCR, Inc., and (ii) the Deed to Secure Debt, Assignment of Rents, and Security Agreement, dated November 2, 2012, by Assignor in favor of Lineage PCR, Inc., and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby sell, assign, grant, transfer, endorse, convey, set over, and deliver to **LINEAGE PCR, INC.**, a Delaware corporation (**"Assignee"**), whose address is 920 Milliken Road M-620, Spartanburg, South Carolina 29303, Attention: Steve Williams, and its successors and assigns:

(1) all right, title, and interest of Assignor in and to that certain Deed to Secure Debt and Security Agreement, dated December 28, 2012 (the **"Security Deed"**), made by the Development Authority of Gordon County, a Georgia public body corporate and politic (the **"Borrower"**), in favor of Assignor, recorded on December ___, 2012 in Deed Book 1805, Page 332 in the Office of the Clerk of Superior Court of Gordon County, Georgia;

(2) all right, title, and interest of Assignor in and to that certain Loan Agreement, dated December 28, 2012 (the **"Loan Agreement"**), between Assignor and the Borrower;

(3) all right, title, and interest of Assignor in and to that certain Assignment and Security Agreement, dated December 28, 2012 (the **"Assignment"**), between the Borrower and Assignor; and

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(4) all right, title, and interest of Assignor in and to (a) any and all obligations described in the Security Deed, the Loan Agreement, and the Assignment, the debt and claims secured thereby, and all sums of money due and to become due thereon, with interest and provided for therein; and (b) all other liens, privileges, security interests, rights, entitlements, equities, claims, and demands that Assignor possesses or that Assignor is otherwise entitled to as additional security for the payment of amounts secured by the Security Deed, the Loan Agreement, and the Assignment.

The Security Deed, the Loan Agreement, and the Assignment secure payment of that certain Taxable Revenue Bond (Masland Carpets, LLC Real Estate Project), Series 2012A, dated December 28, 2012, made by the Borrower and payable to the order of Assignor, in the original principal amount of $5,339,217.03, which prior to the date hereof has been endorsed by Assignor to Assignee.

The Security Deed creates a first priority lien on the property described in **Exhibit A**, attached hereto and by this reference made a part hereof.

This Assignment shall be governed in all respects by the laws of the State of Georgia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

This Assignment is and shall be deemed dated and effective as of December 28, 2012.

[SIGNATURES ON FOLLOWING PAGE]

**IN WITNESS WHEREOF,** Assignor has caused this instrument to be executed by its duly authorized officer.

Signed, sealed and delivered
in the presence of:

Robert L. Dunn
Unofficial Witness

Barbara Brickman
Notary Public

My Commission Expires:

July 6, 2016

[NOTARY SEAL]

BARBARA BRICKMAN
STATE OF TENNESSEE NOTARY PUBLIC
HAMILTON COUNTY

**MASLAND CARPETS, LLC,**
a Georgia limited liability company

By: Jon A. Faulkner
Jon A. Faulkner, President

**[SIGNATURE PAGE TO ABSOLUTE ASSIGNMENT OF DEED TO SECURE DEBT AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS]**

**EXHIBIT "A"**

**LEGAL DESCRIPTION OF SITE**

A tract of land situated in the City of Calhoun and being in Land Lot 227, 14th District, 3rd Section of Gordon County, Georgia and described in Deed Book 1719, page 119, and being more particularly described as follows:

Begin at the point of beginning which is the Northwest corner of the South Calhoun Baptist Church, Deed Book 59, page 520, O.C.O.S.C.G.C. and the South right of way of Pine Street; thence South 03 degrees 43 minutes 11 seconds West 300.95 feet to a rebar corner; thence with the south line of the South Calhoun Baptist Church aforementioned South 79 degrees 48 minutes 41 seconds East 158.82 feet to an iron corner; thence leaving said south line and with and along the West line of Southeast Supply, Inc., Deed Book 872, page 223, O.C.O.S.C.G.C. and part of the West line of Res Jr. Holdings, LLLP, Deed Book 1628, page 384, O.C.O.S.C.G.C., South 07 degrees 08 minutes 02 seconds West 431.65 feet to a point; thence continuing with said line of Res Jr. Holdings LLLP aforementioned and with the West line of Wild Realty LLC, Deed Book 1621, page 219, O.C.O.S.C.G.C. and part of West line of Wildstein Realty LLC, Deed Book 1338, page 296, O.C.O.S.C.G.C. South 07 degrees 34 minutes 35 seconds West 431.53 feet to a point; thence continuing with the West line of Wildstein Realty LLC aforementioned South 08 degrees 45 minutes 35 seconds West 262.99 feet to a point; thence continuing with the West line of Wildstein Realty LLC aforementioned South 07 degrees 40 minutes 35 seconds West 227.50 feet to a point; thence continuing with the West line of Wildstein Realty LLC, Deed Book 512, page 327 and Deed Book 1338, page 300, O.C.O.S.C.G.C. South 07 degrees 47 minutes 36 seconds West 499.60 feet to an iron corner; thence leaving said West line and with and along the North line of the City of Calhoun, Deed Book 64, page 179, O.C.O.S.C.G.C. South 81 degrees 39 minutes 35 seconds West 365.00 feet to a point in the center line of Oothoalooga Creek; thence with and along the center line of Oothoalooga Creek to the Southeast corner of Calhoun Gordon County Child, Deed Book 173, page 189, O.C.O.S.C.G.C., said creek is subtended by a series of chords as follows: North 13 degrees 33 minutes 01 seconds West 279.49 feet to a point, North 54 degrees 05 minutes 20 seconds West 176.09 feet and North 78 degrees 59 minutes 31 seconds West 411.20 feet; thence leaving said center line and with and along the East line of Calhoun Gordon County Child aforementioned North 11 degrees 02 minutes 10 seconds East 294.48 feet to an iron corner; thence continuing along the East line aforementioned North 27 degrees 53 minutes 27 seconds West 304.48 feet to a spike corner; thence South 58 degrees 02 minutes 30 seconds West 23.84 feet to a spike corner; thence leaving said line and with and along the East line of Crown Crafts, Inc., Deed Book 173, page 194, O.C.O.S.C.G.C., North 00 degrees 33 minutes 17 seconds East 203.48 feet to a spike corner; thence continuing North 32 degrees 14 minutes 43 seconds West 29.04 feet to a rebar corner; thence leaving said East line and with and along the Southeast line of Russell Offutt, Deed Book 542, page 65, O.C.O.S.C.G.C. North 57 degrees 40 minutes 42 seconds East 471.85 feet to a rebar corner; thence leaving said Southeast line and with and along the Northeast line of Russell Offutt aforementioned North 32 degrees 19 minutes 09 seconds West 441.38 feet to an iron corner; thence leaving said Northeast line and with and along the South right of way of Pine Street a

public dedicated 50 foot right of way with a series of courses and distances as follows: North 55 degrees 42 minutes 07 seconds East 520.85 feet to a point of curve; thence with a curve measured to the right an arc distance of 346.46 feet to the point of tangent, said curve has a radius of 523.26 feet, a central angle of 37 degrees 56 minutes 13 seconds and is subtended by a chord of North 74 degrees 40 minutes 13 seconds East 340.17 feet; thence South 86 degrees 21 minutes 41 seconds East 284.06 feet to the point of beginning. Said tract contains 46.44 acres more or less.